SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12.
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                                   AETNA INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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AETNA
Financial Services
                                                            Thomas J. McInerney
                                                                      President
                                                       Aetna Financial Services


August 2, 2000

Dear Investment Professional:

I'd like to share some news that is exciting for both of us. Aetna Financial Services is going to become part of one of the largest financial services companies in the world - ING Group. That means you and your clients will benefit from broader investment opportunities, even better technology and expanded customer service capabilities.

We remain fully committed to providing valuable products and services to all of you who rely on us to be the company that offers smart solutions. In fact, as part of the ING organization, we will be even stronger and will have access to greater resources that can be put to work for you and your clients.

We are pleased that the major rating agencies have already taken action in response to the announcement of this transaction. On Friday, July 21, A.M. Best revised the A (Excellent) financial strength ratings of Aetna Life Insurance and Annuity Company ("ALIAC") and Aetna Insurance Company of America (AICA) to "under review with positive implications" from "under review with developing implications." According to A.M. Best, the revision reflects the strategic role we will hold in ING Group. At the same time, A.M. Best affirmed the A+ (Superior) financial strength ratings of ING - Americas' insurance subsidiaries in the United States and changed the "under review implications" of the Aetna units being acquired by ING to "positive" from "developing." Standard & Poor's also revised the CreditWatch status of its ratings on ALIAC and AICA to "positive" from "developing" because of the higher ratings on ING. Moody's placed ALIAC on a review for possible upgrade following Aetna's announcement that it had reached a definitive agreement with ING. Fitch (formerly Duff and Phelps) revised its rating watch status on ALIAC and AICA from "evolving watch" to "positive watch."1

Our goal is to complete the sale by the end of the year. At that point, Aetna Financial Services will become part of one of the 15 largest companies in the world (based on revenue and other key measures). We will belong to a franchise with a market capitalization of over $60 billion. On a pro-forma basis, ING's assets under management will be an estimated $467 billion after the close of the acquisition of ReliaStar (which is also being acquired by ING in a transaction that is expected to close this fall) and the Aetna transaction. Most importantly, we will be part of a global financial services leader that has the vision, strategy and financial resources to be the worldwide leader in financial services. In today's consolidating financial services market, this development positions us well and offers clear advantages to you.

Some time in the past, you welcomed us as your financial services partner. You have my commitment that we will continue to reinforce the benefits of your decision.

Between now and the closing, we will provide updates as needed on milestones that are important to you. In the meantime, if you have any questions, please contact your Aetna sales team at (800) 238-6254, option 4, or visit our website at aetnafinancial.com. Thank you for allowing us the opportunity to provide smart solutions for you and your clients.

Sincerely,

/s/ Thomas J. McInerney
Thomas J. McInerney

1 The ratings pertain to the financial strength of the insurance company and do not apply to the safety and performance of the investment options.

Insurance products issued by Aetna Life Insurance and Annuity Company (Aetna). Securities distributed through and seminars offered by Aetna Investment Services, Inc, and other broker/dealers who have an agreement with Aetna. All Aetna companies listed are wholly owned, indirect subsidiaries of Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156. C00-0803-003

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Aetna will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, http://www.sec.gov. In addition, documents filed with the SEC by Aetna will be available free of charge by calling 1-800-237-4273. Documents filed with the SEC by ING will be available free of charge from the Investor Relations Department, Strawinskylaan 2631.1077 ZZ Amsterdam, P.O. Box 810, 1000 AV. Amsterdam, The Netherlands 31-20-541-5462.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE
MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Aetna or its board of directors of any approval or action of its shareholders.

Aetna and its board of directors will be soliciting proxies from Aetna stockholders in favor of the merger. You can obtain more information about Aetna's directors and officers and their beneficial interests in Aetna's common stock from the SEC's Web site, http://www.sec.gov, and Aetna's Web site, http://www.aetna.com. Updated information with respect to the security holdings of these individuals will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this document concerning the transaction with ING is forward-looking, including statements regarding the amount of cash per share that Aetna's shareholders are projected to receive from the transaction, the tax-efficient nature of the transaction, and Aetna's expectation as to the closing date of the ING transaction. Certain information in this document concerning Aetna's health business is also forward-looking, including the future business prospects for Aetna's health business and Aetna's expectations as to the future impact of certain actions and plans Aetna intends to implement in its health business. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Aetna's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the ING transaction include, but are not limited to: the capitalization of Aetna on the closing date, including the number of shares outstanding at that time; the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the results of, and credit ratings assigned to, Aetna's health business at and prior to the closing of the ING transaction. Risk factors that could materially affect statements made concerning the results of Aetna's health business include, but are not limited to: continued or further unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower premium or higher cost products or membership adverse selection); the ability to successfully integrate the Prudential HealthCare transaction on a timely basis and in a cost-efficient manner and to achieve projected operating earnings targets for that acquisition (which also is affected by the ability to retain acquired membership and the ability to eliminate duplicative administrative functions and integrate management information systems); adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, other proposals that would increase potential litigation exposure or proposals that would mandate coverage of certain health benefits); and the outcome of litigation and regulatory matters, including numerous purported health care actions and ongoing reviews of business practices by various regulatory agencies. For further discussion of important risk factors that may materially affect management's estimates, Aetna's results and the forward-looking statements herein, please see the risk factors contained in Aetna's Securities and Exchange Commission filings, which risk factors are incorporated herein by reference. You also should read those filings, particularly Aetna's 1999 Report on Form 10-K and Report on Form 10-Q for the period ended March 31, 2000 filed with the SEC, for a discussion of Aetna's results of operations and financial condition.